UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 3.03 Material Modification to Rights of Security Holders.

On March 19, 2012, AXIS Capital Holdings Limited (the “Company”), a Bermuda company, issued 16,000,000 shares of its newly designated 6.875% Series C Preferred Shares, par value $0.0125 per share and a liquidation preference of $25.00 per share (representing $400,000,000 in aggregate liquidation preference) (the “Series C Preferred Shares”). Dividends on the Series C Preferred Shares will be payable on a non-cumulative basis only when, as and if declared by our board of directors, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2012, at a rate equal to 6.875% of the liquidation preference per annum (equivalent to $1.71875 per share). The Series C Preferred Shares were sold pursuant to an effective shelf registration statement.

Pursuant to the Certificate of Designations of 6.875% Series C Preferred Shares (the “Certificate of Designations”), the Series C Preferred Shares rank senior to the Company’s common shares and equally with the Company’s 7.25% Series A Preferred Shares and 7.50% Series B Preferred Shares as to dividends and distributions of assets upon the Company’s liquidation, dissolution or winding up.

Subject to certain exceptions, the terms of the Series C Preferred Shares as set forth in the Certificate of Designations limit the Company’s ability to pay dividends on, and to repurchase, stock ranking junior to the Series C Preferred Shares (including the Company’s common shares) with respect to the payment of dividends in the event that the Company fails to declare and pay (or declare and set aside for payment) full dividends on the Series C Preferred Shares for the latest completed dividend period.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein. The form of share certificate for any Series C Preferred Shares that may be issued in certificated form is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2012 a duly authorized committee of the Board of Directors of the Company adopted the Certificate of Designations, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series C Preferred Shares. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01 Other Events.

A legal opinion relating to the validity of the Series C Preferred Shares is attached hereto as Exhibit 5.1.

On March 19, 2012, the Company announced that it will redeem 6,000,000 of its 7.25% Series A Preferred Shares, par value $0.0125 per share and liquidation preference $25.00 per share (the “Series A Preferred Shares”), representing $150,000,000 in aggregate liquidation preference of Series A Preferred Shares, on April 18, 2012 at a redemption price equal to $25.00 per Series A Preferred Share, without accumulation of any undeclared dividends.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designations of 6.875% Series C Preferred Shares

4.1	Form of stock certificate evidencing the 6.875% Series C Preferred Shares

5.1	Opinion of Conyers Dill & Pearman Limited

23.1	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2012

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.

Name:	Richard T. Gieryn, Jr.
Title:	Executive Vice President, General Counsel and Secretary